UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

	300 E. Rio Salado Parkway
	Tempe	Arizona	85281
	(Address of principal executive offices, including zip code)

(602) 922-9866
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2024, Carvana Co. (the "Company") held its 2024 annual meeting of stockholders (the "Annual Meeting"). Holders representing 875,278,998.94 votes of a total 896,136,773.40 votes were present at the meeting or by proxy, and therefore a quorum was present. Votes were cast as follows:

Item 1: Election of directors

Each of the following directors received the following votes cast at the Annual Meeting, and were elected for a three-year term expiring at the Company's 2027 annual meeting and until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Ernest Garcia III	841,315,880.22	17,237,069.72	16,726,049.00
Ira Platt	834,843,939.22	23,090,534.72	17,344,525.00

Item 2: Approval, by an advisory vote, of the compensation of the Company's named executive officers (i.e., “say-on-pay”)

The Company's stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
856,700,638.34	1,769,774.59	110,418.00	16,698,168.00

Item 3: Ratification of appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024

The Company's stockholders ratified the appointment of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2024.

For	Against	Abstain
874,864,242.94	325,024.00	89,732.00

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 7, 2024	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer